Exhibit 99.1

26 March 2024

Flutter Entertainment plc

(the “Company”)

Publication of Annual Report and Accounts 2023

Further to its Full Year 2023 Financial Results Announcement issued on Tuesday, 19 March 2024, Flutter Entertainment plc announces that its Annual Report on Form 10-K for the financial year ended 31 December 2023 (the “Annual Report on Form 10-K”) has been published and filed with the U.S. Securities and Exchange Commission (the “SEC”) today.

In connection with its reporting obligations under the Listing Rules of the UK Financial Conduct Authority, the Company has also prepared a UK annual report, incorporating the Annual Report on Form 10-K (the “Annual Report and Accounts 2023”). A copy of the Annual Report and Accounts 2023 is available at http://www.rns-pdf.londonstockexchange.com/rns/4037I_1-2024-3-26.pdf and has been submitted to the UK National Storage Mechanism and will shortly be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

The Annual Report on Form 10-K and the Annual Report and Accounts 2023 are also publicly available on the Company’s website at https://www.flutter.com/investors/results-reports-and-presentations/year/2024/#docs.

Enquiries:

Edward Traynor

Company Secretary

+353 (87) 2232455